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                                                                     Exhibit 3.3

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:32 PM 04/22/2002
                                                          020254468 - 3513482

                            CERTIFICATE OF FORMATION

                                       OF

                        EDUCATION FUNDING CAPITAL I, LLC

     This Certificate of Formation is being executed by the undersigned for the purpose of forming a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

     1. The name of the limited liability company is EDUCATION FUNDING CAPITAL I, LLC.

     2. The address of the registered office of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

     3. The name and address of the registered agent of the limited liability company for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 22nd day of April, 2002.


                                            /s/ Patricia Mann Smitson
                                            ------------------------------------
                                            Patricia Mann Smitson, Organizer